UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2022

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchanges on which registered
Common Stock, $.10 par value	AVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b02 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2022 Annual Meeting of Stockholders of American Vanguard Corporation (the “Company” or “Registrant”) held on June 1, 2022, four matters were voted upon by stockholders, namely: (i) the election of nine directors until their successors are elected and qualified, (ii) the ratification of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2022, (iii) the amendment to the Company’s equity incentive plan to add 725,000 shares, extend the term 10 years and make certain immaterial changes, and (iv) an advisory vote approving the overall executive compensation policies and procedures of the Company as set forth in the 2022 proxy.

This was a contested election. Thus, the standard for election of directors was the nine (out of 12 total) nominees who received the highest vote totals. With respect to the first proposal in the proxy, the following nine nominees received the largest number of votes and, as a result, were elected to serve as directors for the ensuing year:

Nominee	Votes For	Withheld	Broker Non-Votes
Emer Gunter	26,010,325	31,819	0
Debra F. Edwards	26,004,303	37,842	0
Marisol Angelini	25,939,800	102,346	0
Scott D. Baskin	25,936,083	106,061	0
Eric G. Wintemute	25,879,748	162,396	0
Morton D. Erlich	25,879,076	163,068	0
Mark R. Bassett	19,916,182	144,967	0
Patrick E. Gottschalk	15,274,292	4,486,857	0
Keith M. Rosenbloom	15,081,722	4,679,427	0

The votes with respect to the three additional nominees were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
John L. Killmer	5,702,652	584,163	0
M. Esmail Zirakparvar	4,732,588	1,554,228	0
Alfred F. Ingulli	6,256,337	30,479	0

With respect to Proposals Two (appointment of BDO), Three (amendment of the Company’s equity incentive plan) and Four (advisory approval of executive compensation), all three measures received the affirmative, vote of a majority of the shares cast at the meeting; more specifically, the shares were voted as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Two - Appointment of BDO	24,731,103	1,296,259	20,603	0
Three - Amendment of the equity incentive plan	25,223,753	801,131	23,081	0
Four - Advisory approval of executive compensation	21,487,774	4,531,687	28,504	0

Item 8.01	Other Events

On June 6, 2022, American Vanguard Corporation issued a press release announcing both the results of the voting at its 2022 Annual Meeting of Stockholders and the declaration of a cash dividend in the amount of $0.025 per share to holders of the Company’s common stock as of June 24, 2022, for distribution on July 8, 2022. The complete text of that release is linked hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated June 6, 2022, of Registrant regarding the results of its 2022 Annual Meeting of Stockholders and dividend declaration.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: June 7, 2022	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary